Exhibit 4.10

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) made as of the 25th day of January 2021, by and among Taboola.com Ltd., a limited liability by shares Israeli company, the number of which is 513870683 (the “Company”), and the Company’s Holders who have executed a signature page or Joinder Agreement (as defined below) to this Agreement (the “Shareholders”).

WITNESSETH:

WHEREAS, the Company and certain shareholders (which shareholders are all parties to this Agreement) are parties to that certain Amended and Restated Investors’ Rights Agreement dated as of December 22, 2014, as amended (the “Previous Company Agreement”);

WHEREAS, ION Holdings 1, LP, a Cayman Islands exempted limited partnership (“ION Sponsor”), ION Co-Investment LLC, a Delaware limited liability company (“ION Co-Investment” and, together with ION Sponsor, the “ION Holders”), and ION Acquisition Corp. 1 Ltd., a Cayman Islands exempted company (“SPAC”), are parties to that certain Registration Rights Agreement, dated as of October 1, 2020, as amended (the “Previous Sponsor Agreement” and, together with the Previous Company Agreement, the “Previous Agreements”);

WHEREAS, in connection with the consummation of the transactions (the “Business Combination”) contemplated by the Agreement and Plan of Merger, dated as of January 25, 2021, by and among the Company, Toronto Sub Ltd., a Cayman Islands exempted company and SPAC (the “Merger Agreement”), (x) each of the Major Shareholders and the Company desire that, effective upon the Closing (as defined below), the Previous Company Agreement shall be cancelled and shall be of no further force and effect and (y) each of the ION Holders and the SPAC desire that, effective upon the Closing (as defined below), the Previous Sponsor Agreement shall be cancelled and shall be of no further force and effect;

WHEREAS, this Agreement is being executed concurrently with the entry into the Merger Agreement and will become effective upon the Closing (as defined below); and

WHEREAS, the Shareholders and the Company desire to set forth certain matters regarding the ownership of the shares of the Company as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.          Affirmative Covenants.

1.1          Confidentiality.  Each Shareholder agrees that any information obtained pursuant to this Agreement (including any information about any proposed registration or offering pursuant to Section 2 or Section 3) will not be disclosed or used for any purpose other than the exercise of rights under this Agreement without the prior written consent of the Company; provided, that each Shareholder may disclose any such information on a confidential basis to its directors, officers, employees and representatives.

2.          Registration. The following provisions govern the registration of the Company’s securities:

2.1          Definitions. As used herein, the following terms have the following meanings:

2.1.1          “Business Day” shall mean any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

2.1.2          “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

2.1.3          “Form F-3” means Form F-3 under the Securities Act, as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC after the date thereof or, if the Company is at any time not a foreign private issuer, Form S-3 under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

2.1.4          “Holder” means any Shareholder that is party to this Agreement and holds outstanding Registrable Securities or options or warrants convertible into or exercisable for Registrable Securities.

2.1.5          “Initiating Holders” means (a) the Major Shareholder Initiating Parties or (b) the ION Holders.

2.1.6          “Joinder Agreement” means a joinder agreement, in substantially the form attached hereto as Exhibit A.

2.1.7          “Lock-up Period” shall mean (i) with respect to the Holders (other than the ION Holders) and their respective Permitted Transferees, the period beginning on the date of the closing (the “Closing”) of the Business Combination (the “Closing Date”), and ending on the date that is one hundred and eighty (180) days following the Closing Date (except that any party hereto that is an employee or service provider of the Company or its subsidiaries may sell Ordinary Shares to the extent permitted by the Company’s Articles of Association) and (ii) with respect to the ION Holders and their respective Permitted Transferees, the period beginning on the Closing Date and ending on the earliest of (x) the date that is one year after the Closing Date, (y) the date on which the closing price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like, in each case occurring after the Closing Date) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date and (z) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

2.1.8          “Lock-up Shares” shall mean with respect to (i) the Holders (other than the ION Holders) and their respective Permitted Transferees, the Ordinary Shares held by such Holders prior to the Closing (excluding, for the avoidance of doubt, any Ordinary Shares purchased in a private placement in connection with the Business Combination or acquired in the public market following the Closing) and any Ordinary Shares issuable upon conversion or exercise of warrants, options or any other instrument held by the Holders as of immediately prior to the Closing (excluding, for the avoidance of doubt, any warrants exercisable for Ordinary Shares purchased in a private placement in connection with the Business Combination) and (ii) the ION Holders and their respective Permitted Transferees, the Ordinary Shares held by the ION Holders and their respective Permitted Transferees as of immediately following the Closing (excluding, for the avoidance of doubt, (x) any Ordinary Shares purchased in a private placement or secondary transaction in connection with the Business Combination or acquired in the public market following the Closing and (y) any Ordinary Shares underlying any warrants of the SPAC purchased in a private placement in connection with the initial public offering of the SPAC (and any Ordinary Shares underlying any warrants exercisable for Ordinary Shares issued by the Company in exchange for warrants exercisable for ordinary shares of the SPAC purchased in a private placement in connection with the initial public offering of the SPAC)).

2.1.9          “Lock-up Warrants” shall mean, with respect to the ION Holders and their respective Permitted Transferees, (i) any warrants exercisable for Ordinary Shares issued by the Company in exchange for warrants exercisable for ordinary shares of the SPAC purchased in a private placement in connection with the initial public offering of the SPAC (including for the avoidance of doubt, any such warrants exercisable for ordinary shares of the SPAC assumed by the Company in connection with the Business Combination) and (ii) any Ordinary Shares underlying any such warrants.

2.1.10          “Lock-up Warrants Period” shall mean, with respect to the ION Holders and their respective Permitted Transferees, the period beginning on the Closing Date and ending on the date that is thirty (30) days after the Closing Date.

2.1.11          “Major Shareholder” means any Holder that (a) is listed on Schedule 1 attached hereto and (b) holds at least 5% of the Company’s issued and outstanding share capital.

2.1.12          “Major Shareholder Initiating Holders” means Major Shareholders holding more than ten percent (10%) of the then-outstanding Registrable Securities.

2.1.13          “Register”, “registered” and “registration” refer to a registration effected by filing a Registration Statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such Registration Statement, or the equivalent actions under the laws of another jurisdiction.

2.1.14          “Registrable Securities” means (i) all Ordinary Shares (as such term is defined in the Company’s Articles of Association) owned by any Holder party hereto, including any Ordinary Shares issuable upon conversion or exercise of warrants, options or any other securities or instruments issued or assumed by the Company) and any Ordinary Shares issued to holders of Class A ordinary shares, par value $0.0001 per share, of the SPAC (whether so held as a result of the conversion of Class B ordinary shares, par value $0.0001 per share, of the SPAC or otherwise) in connection with the Business Combination at the Closing and (ii) any warrants issued to the ION Holders and assumed by the Company (the “Sponsor Warrants”); provided that, for the avoidance of doubt, any Ordinary Shares purchased by the ION Holders pursuant to the Forward Purchase Agreements, each dated as of September 15, 2020, shall not be Registrable Securities hereunder but shall be entitled to the same registration rights as set forth in that certain Subscription Agreement dated as of January 25, 2021; provided, further, that Ordinary Shares shall cease to be Registrable Securities on the later to occur of (x) as to any Holder that holds more than 5% of then outstanding Ordinary Shares, 2 years after the date of the Business Combination and (y) when they are freely saleable without registration by the holder thereof pursuant to Rule 144 (without the need for any manner of sale requirement or volume limitation and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) (or Rule 144(i)(2), if applicable)) or sold pursuant to Rule 144 or a Registration Statement.

2.1.15          “Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

2.1.16          “SEC” means the Securities and Exchange Commission.

2.1.17          “Securities Act” means the US Securities Act of 1933, as amended.

2.1.18          “Shelf Registration” shall mean a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

2.1.19          “Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Irrevocable Transfer Agent Instructions and any other documents or agreements explicitly contemplated hereunder.

2.1.20          “Transfer” shall mean, directly or indirectly, the (x) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (y) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any other derivative transaction with respect to, any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (x) public announcement of any intention to effect any transaction specified in clause (x) or (y).

2.2          Piggy-back Registration. If the Company at any time, beginning upon (but excluding) the Closing Date proposes to register any of its Ordinary Shares (other than (w) a shelf registration to register Ordinary Shares issued to investors in a private placement in connection with the Business Combination, (x) a demand registration under Section 2.3, Section 2.4 or Section 2.5 of this Agreement, (y) in connection with a registration on Form S-8 or (y) pursuant to Form F-4 or S-4 in connection with a business combination or exchange offer or pursuant to exercise or conversion of outstanding securities) or to undertake an underwritten public offering of its securities pursuant to an effective Registration Statement (a “Shelf Takedown”) it shall give written notice to all Holders of such intention not less than ten (10) days before the anticipated filing date of the applicable Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, in such offering, and (B) offer to all of the Holders the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing. Upon the written request of any Holder given within seven (7) days after receipt of any such notice, the Company shall include in such registration or Shelf Takedown all of the Registrable Securities indicated in such request, so as to permit the disposition of the shares so registered; provided that no Holder who is subject to a lockup with respect to such Holder’s Registrable Securities shall have any right to have such Registrable Securities participate in such registration or offering except to the extent such lockup has expired or been waived. The Company shall, in good faith, cause such Registrable Securities to be included in such registration or offering and, if applicable, shall use its commercially reasonable efforts to cause the managing underwriter(s) of such registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. Notwithstanding any other provision of this Section 2.2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then shares will be included in such registration or Shelf Takedown up to such limitation in the following order or priority: (i) first, all Ordinary Shares that were being registered by the Company or pursuant to the exercise of demand rights by holders not party to this Agreement, (ii) second, all Registrable Securities held by the Holders must be included in such registration (pro rata to the respective number of Registrable Securities held by the Holders) and (iii) third, any other shares of the Company to be offered by any other holders will be included in such registration. The piggyback rights of the Holders under this Section, may be exercised an unlimited number of times. Any Holder may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Registration Statement pursuant to this Section 2.2 by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement.

2.3          Demand Registration. At any time following the Closing and expiration or waiver of any lockup applicable to such Holders party hereto, the Initiating Holders may request in writing that all or part of the Registrable Securities held by them shall be registered under the Securities Act (a “Demand Registration”). Within ten (10) days after receipt of any such request, the Company shall give written notice of such request to the other Holders and shall include in such registration all Registrable Securities held by all such Holders who wish to participate in such demand registration and provide the Company with written requests for inclusion therein within seven (7) days after the receipt of the Company’s notice; provided that no Holder who is subject to a lockup with respect to such Holder’s Registrable Securities shall have any right to have such Registrable Securities participate in such registration or offering except to the extent such lockup has expired or been waived. Thereupon, the Company shall effect the registration of all Registrable Securities as to which it has received requests for registration as soon as practicable; provided that (i) the Company shall not be required to effect any registration under this Section 2.3 (x) within a period of ninety (90) days following the effective date of a previous registration and (y) with respect to Registrable Securities with a total offering price not reasonably expected to exceed, in the aggregate, $50 million, and (ii) this provision shall not apply if a shelf registration on Form F-3 has been filed pursuant to Section 2.5 and is effective and available for use. The Company shall not be required to effect more than (A) one (1) registration under this Section 2.3 requested by the ION Holders and (B) two (2) registrations under this Section 2.3 requested by the Major Shareholder Initiating Holders. If the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the board of directors (the “Board”) it would be seriously detrimental to the Company or its shareholders for a registration under this Section 2.3 to be effected at such time, the Company shall have the right to defer such registration for a period of not more than one hundred and twenty (120) days after receipt of the request of the Initiating Holders under this Section 2.3, provided that the Company shall not utilize this right more than once in any twelve (12) month period. The Initiating Holders may elect to withdraw from any offering pursuant to this Section 2.3 by giving written notice to the Company and the underwriter(s) of their request to withdraw prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Demand Registration. If the Initiating Holders withdraw from a proposed offering relating to a Demand Registration then either the Initiating Holders shall reimburse the Company for the costs associated with the withdrawn Demand Registration (in which case such registration shall not count as a Demand Registration provided for in this Section 2.3) or such withdrawn registration shall count as a Demand Registration provided for in this Section 2.3.

Notwithstanding any other provision of this Section 2.3, if the managing underwriter advises the Holders in writing that marketing factors require a limitation on the dollar amount or the number of shares to be underwritten, then the amount of Registrable Securities proposed to be registered shall be reduced pro rata to the respective number of Registrable Securities held by the Holders; provided that in any event all Registrable Securities held by the Initiating Holders, and any other Holders that elect to participate in any such registration must be included in such registration (pro rata based on the total amount of Registrable Securities held by each such Initiating Holder or other Holder, as applicable) prior to any other shares of the Company, including shares held by persons other than Holders. The Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 2.3 unless permitted to do so by the written consent of the Initiating Holders.

2.4          F-1 Registration Statement. If the SEC publicly announces or informs the Company that Rule 144(i) applies to the Company, the following provision shall apply. The Company shall, as soon as practicable after such notice from the SEC, but in any event within thirty (30) days, file a Registration Statement under the Securities Act to permit the public resale of all the Registrable Securities held by any Holder from time to time as permitted by Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect) on the terms and conditions specified in this Section 2.4 and shall use its reasonable commercial efforts to cause such Registration Statement to be declared effective as expeditiously as possible after the filing thereof. The Registration Statement filed with the SEC pursuant to this Section 2.4 shall be on Form F-1, with respect to such Registrable Securities (the “Shelf”), and shall contain a prospectus in such form as to permit (subject to the Lock-up) the Holders to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the SEC then in effect), or such other means of distribution of Registrable Securities as the Holders may reasonably specify, at any time beginning on the effective date for such Registration Statement; provided that the Company shall not be obligated to effect any such registration, qualification, compliance or offering, pursuant to this Section 2.4, if (i) the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its shareholders for such Form F-1 registration statement or any Shelf Takedown pursuant thereto to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-1 registration statement for a period of not more than ninety (90) days; provided that the Company shall not utilize this right more than once in any twelve (12) month period or (ii) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith. The Company shall maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included on such registration statement. The Company shall use its commercially reasonable efforts to convert the Form F-1 to a Form F-3 as soon as practicable after the Company is eligible to use Form F-3. A Registration Statement filed pursuant to this Section 2.4 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, any Holder. Subject to the second succeeding sentence, as soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 2.4, but in any event within three (3) Business Days of such date, the Company shall notify the Holders of the effectiveness of such Registration Statement.  The Holders may use such Form F-1 to dispose of their Registrable Securities on a non-underwritten basis, and may utilize such Form F-1 on an underwritten basis if requested by Initiating Holders (with any such request being deemed to be a demand pursuant to Section 2.3 and subject to the limits and rules set forth therein, mutatis mutandis).   If requested by any Holder, the Company shall promptly file with the SEC such post-effective amendments or supplements to any such Form F-1 as may be necessary to name such Holder therein as a selling shareholder and otherwise permit such Holder to sell Registrable Securities thereunder.

2.5          Form F-3 Registration.  In the event that the Company shall receive from any Major Shareholder or any ION Holder a written request or requests that the Company effect a shelf registration on Form F-3 with respect to Registrable Securities (if no Form F-3 is then on file and available for use by the Holders), the Company will within ten (10) days after receipt of any such request give written notice of the proposed registration to all other Holders, and include in such registration all Registrable Securities held by all such Holders who wish to participate in such registration and provide the Company with written requests for inclusion therein within seven (7) days after the receipt of the Company’s notice; provided that no Holder who is subject to a lockup with respect to such Holder’s Registrable Securities shall have any right to have such Registrable Securities participate in such registration or offering except to the extent such lockup has expired or been waived. Thereupon, the Company shall effect such registration and all such qualifications and compliances as may be reasonably so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Major Shareholder’s Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request given within seven (7) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect any such registration, qualification, compliance or offering, pursuant to this Section 2.5, (i) if Form F-3 is not available for such registration or offering; (ii) if the Company shall furnish to the requesting Major Shareholder a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its shareholders for such Form F-3 registration statement or Shelf Takedown pursuant thereto to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement or Shelf Takedown for a period of not more than ninety (90) days after receipt of the request of the Major Shareholder under this Section 2.5; provided that the Company shall not utilize this right more than once in any twelve (12) month period; or (iii) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith.  The Holders may use such Form F-3 to dispose of their Registrable Securities on a non-underwritten basis, and may utilize such Form F-3 on an underwritten basis if requested by Initiating Holders (with any such request being deemed to be a demand pursuant to Section 2.3 and subject to the limits and rules set forth therein, mutatis mutandis).   If requested by any Holder or Major Shareholder, the Company shall promptly file with the SEC such post-effective amendments or supplements to any such Form F-3 as may be necessary to name such Holder or Major Shareholder therein as a selling shareholder and otherwise permit such Holder or Major Shareholder to sell Registrable Securities thereunder.

2.6          Designation of Underwriter. In the case of any registration effected pursuant to Section 2.3, the Company shall have the right to designate the managing underwriters in any underwritten offering, subject to the prior written approval of the Major Shareholders that hold a majority of the Registrable Securities held by the Initiating Holders, in each case, which shall not be unreasonably withheld.  In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering.

2.7          Expenses. All expenses, including the reasonable fees and expenses of one counsel for the Initiating Holders incurred in connection with any registration under Section 2.2, Section 2.3, Section 2.4 or Section 2.5 shall be borne by the Company; provided that each of the Holders participating in such registration shall pay its pro rata portion of discounts or commissions payable to any underwriter.

2.8          Indemnities. In the event of any registered offering of Registrable Securities pursuant to this Section 2 or Section 3:

2.8.1          The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Holder, any underwriter of such Holder, each person, if any, who controls the Holder or such underwriter and each of the foregoing person’s respective officers, directors, employees, partners, members, attorneys, advisors, agents or other representatives (a “Holder Indemnified Party”), from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company’s consent) to which any such Holder Indemnified Party may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or included in the prospectus, as amended or supplemented, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading and the Company will reimburse such Holder Indemnified Party promptly upon demand, for any reasonable documented, out-of-pocket legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding or (iii) any violation of alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement; provided that the Company will not be liable to any Holder Indemnified Party in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such Holder Indemnified Party claiming for indemnification in writing specifically for inclusion therein; provided, further, that the indemnity agreement contained in this subsection 2.8.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Party and regardless of any sale in connection with such offering by the Holder Indemnified Party. Such indemnity shall survive the transfer of securities by a selling shareholder.

2.8.2          Each Holder participating in a registration hereunder will furnish to the Company in writing any information regarding such Holder and his or her intended method of distribution of Registrable Securities as the Company may reasonably request and will indemnify and hold harmless the Company, any underwriter for the Company, any other person participating in the distribution, each person, if any, who controls the Company, such underwriter or such other person and each of the foregoing person’s respective officers, directors, employees, partners, members, attorneys, advisors, agents or other representatives (a “Company Indemnified Party”) from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling shareholder’s consent) to which any such Company Indemnified Party may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in the Registration Statement or included in the prospectus, as amended or supplemented, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, but, in each case, only to the extent of such information relating to such Holder and provided in writing by such Holder, and each such Holder will reimburse such Company Indemnified Party  promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by such Holder specifically for inclusion therein. The foregoing indemnity agreement shall be individual and several by each Holder. The indemnity agreement contained in this subsection 2.8.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holders, as the case may be, which consent shall not be unreasonably withheld, conditioned or delayed. In no event shall the liability of a Holder exceed the net proceeds from the offering received by such Holder.

2.8.3          Promptly after receipt by an indemnified party pursuant to the provisions of Sections 2.8.1 or 2.8.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 2.8.1 or 2.8.2, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided that if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party reasonably believes that there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 2.8.1 or 2.8.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement if such settlement or judgment requires an admission of fault or culpability on the part of the indemnified party or does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.8.4          If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. In no event shall the liability of a Holder exceed the net proceeds from the offering received by such Holder.

2.8.5          Notwithstanding anything to the contrary hereunder, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 2.8 from any person or entity who was not guilty of such fraudulent misrepresentation.

2.9          Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

2.9.1          prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable commercial efforts to cause such Registration Statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for a period of up to twelve (12) months or, if sooner, until the distribution contemplated in the Registration Statement has been completed, and, in the case of any registration of Registrable Securities on Form F-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such twelve (12) month period shall be extended for up to two (2) years, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold.

2.9.2          subject to the suspension rights set forth in Section 2.3 and 2.5, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement.

2.9.3          use commercially reasonable efforts to furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, and any amendments or supplements to such a prospectus, without charge to the holders of Registrable Securities included in such registration and in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

2.9.4          in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.9.5          notify each holder of Registrable Securities covered by such Registration Statement as promptly as reasonably practicable, but in any event within three (3) Business Days, of: (i) such Registration Statement becoming effective; (ii) such time as any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order; and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

2.9.6          cause all Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which Ordinary Shares are then listed.

2.9.7          provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

2.9.8          furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2 at such Holder’s expense, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 2.2 or Section 2.3, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.9.9          in the case of an underwritten offering involving gross proceeds in excess of $100.0 million, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the underwriter.

2.9.10          the Company shall enter into customary agreements and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

2.10          Obligations of the Holders.  Without limiting the foregoing, no Holder may participate in any underwritten offering hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Company (in the case of a piggyback offering) or the Initiating Holders (in the case of a demand registration offering) and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

2.11          Assignment of Registration Rights. Other than as set forth in Section 2.11 or Section 4, any of the Major Shareholders may assign and/or transfer its rights, wholly or partially, to cause the Company to register Shares pursuant to this Section 2 to a transferee of all or any part of its Registrable Securities. In addition, any Holder may transfer and/or assign his right, wholly or partially, to transferees of Ordinary Shares that are Registrable Securities of the Company. The transferor shall, within twenty (20) days after such transfer, furnish the Company with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned, and the transferee shall execute a Joinder Agreement as required by Section 5.4 below.

2.12          Market Stand-off.  All Holders agree that any Registrable Securities owned by them may be subject to a customary “lock-up” restricting sales, pledges or other dispositions for up to ninety (90) days from the date of the final prospectus used in connection with any underwritten offering pursuant to Section 2 above by the Company in which the Company complied with Section 2.2, and each Holder hereby makes, constitutes and appoints the Company and each of its officers, acting alone, with full power of substitution and resubstitution, its true and lawful attorney, for it and in its name, place and stead and for its use and benefit, to enter into and execute customary “lock-up” agreements with respect to all Ordinary Shares or securities convertible into, or exercisable for, Ordinary Shares (with such officers being empowered to determine the customary nature of such lockup), as applicable, (held immediately prior to the launch of such offering) and such Holder shall thereby be required to abide by such “lock-up” period of up to ninety (90) days as is required by the managing underwriter(s) in such registration; provided that such obligation shall only apply where all officers, directors and other one percent (1%) shareholders of the Company party hereto are similarly bound. The foregoing provisions of this Section 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement in connection with such offering or any shares of the Company acquired in such offering or acquired in open market transactions after such offering.  To the extent it is subject to a “lock-up” agreement in connection therewith, Fidelity (as defined in Schedule 1) will be entitled to identical waivers to the lock-up, if any, granted by the underwriters of such offering to any other shareholder of the Company, and shall not be subject to the power of attorney set forth above (but will be subject to the requirement to execute a customary lock-up as set forth herein).

2.13          Public Information. The Company shall make publicly available such information as is necessary to enable the Holders to make sales of Registrable Securities pursuant to Rule 144 to the extent such rule is available to Holders at such time. Without limiting the foregoing, in order to enable the Shareholders to sell the Ordinary Shares under Rule 144, for a period of twelve (12) months from the Closing, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

2.14          Form F-3 Eligibility.  The Company shall, after becoming eligible to use Form F-3, use its reasonable best efforts to remain so eligible (it being understood that the Company will not be required to issue additional capital stock to maintain a minimum public float).

2.15          Removal of Legends.  Upon Rule 144 becoming available for the resale of any Registrable Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, and expiration of any lock-up agreement applicable to such Ordinary Shares, the Company shall cause Company counsel to issue to a transfer agent the legal opinion referred to in the Irrevocable Transfer Agent Instructions.  Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.   At such time, the Company will no later than two (2) trading days (such second (2nd) trading day, the “Legend Removal Date”), deliver or cause to be delivered to such Shareholder a certificate representing such Ordinary Shares that is free from all restrictive and other legends.  Certificates for Ordinary Shares subject to legend removal hereunder may be transmitted by a transfer agent to the Shareholders by crediting the account of the Shareholder’s prime broker with Depository  Trust Company as directed by such Shareholder.

2.15.1          Irrevocable Transfer Agent Instructions.   Following completion of the Business Combination, the Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in substantially the form of Exhibit B attached hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 2.16 (or instructions that are consistent therewith) and instructions related to the lock-up agreement contained herein will be given by the Company to its transfer agent in connection with this Agreement, and that the Ordinary Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section 2.16 will cause irreparable harm to a Shareholder.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 2.16 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 2.16, that a Shareholder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

2.15.2          Acknowledgement.  Each Shareholder hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Ordinary Shares or any interest therein without complying with the requirements of the Securities Act.    Both the Company and its transfer agent, and their respective directors, officers, employees and agents, may rely on this Section 2.17 and each Shareholder hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this Section 2.17.

3.          Warrant Registration Statement

3.1          With respect to the Sponsor Warrants, the following provisions shall apply instead of Section 2.2, Section 2.3, Section 2.4 and Section 2.5. The Company agrees that, within thirty (30) calendar days after the Closing Date (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Sponsor Warrants (the “Warrant Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Warrant Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing and (ii) the 10th Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Sponsor Warrants in the Warrant Registration Statement are contingent upon the ION Holders furnishing in writing to the Company such information regarding the ION Holders, the securities of the Company held by the ION Holders and the intended method of disposition of the Sponsor Warrants as shall be reasonably requested by the Company to effect the registration of the Sponsor Warrants, and the ION Holders shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations.  For purposes of clarification, any failure by the Company to file the Warrant Registration Statement by the Filing Deadline or to effect such Warrant Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Warrant Registration Statement as set forth above in this Section 3.

3.2          The Company shall, upon reasonable request, inform the ION Holders as to the status of the registration effected by the Company pursuant to this Section 3.  At its expense the Company shall:

3.2.1 except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Warrant Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the ION Holders, and to keep the applicable Warrant Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) the ION Holders ceases to hold any Sponsor Warrants, and (ii) the date all Sponsor Warrants held by the ION Holders may be sold without restriction under Rule 144 and 145, including any volume and manner of sale restrictions under Rule 144 and 145 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable);

3.2.2          advise the ION Holders as expeditiously as possible, but in any event within five (5) Business Days:

(a)	when the Warrant Registration Statement or any post-effective amendment thereto has become effective;

(b)	of the issuance by the Commission of any stop order suspending the effectiveness of the Warrant Registration Statement or the initiation of any proceedings for such purpose; and

(c)
of the receipt by the Company of any notification with respect to the suspension of the qualification of the Sponsor Warrants included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

3.2.3          use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Warrant Registration Statement as soon as reasonably practicable;

3.2.4          upon the occurrence of any event that requires the making of any changes in the Warrant Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Warrant Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Warrant Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Sponsor Warrants included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

3.2.6          notwithstanding anything to the contrary in this Agreement, the Company shall not have any obligation to prepare any prospectus supplement, participate in any due diligence, execute any agreements or certificates or deliver legal opinions or obtain comfort letters in connection with any sales of the Sponsor Warrants under the Warrant Registration Statement in an underwritten offering.

3.3          Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Warrant Registration Statement, and from time to time to require the ION Holders not to sell under the Warrant Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event the Company’s Board reasonably believes, upon the advice of legal counsel (which may be in-house legal counsel), would require additional disclosure by the Company in the Warrant Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Warrant Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of legal counsel (which may be in-house legal counsel), to cause the Warrant Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Warrant Registration Statement on more than three (3) occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case during any twelve (12)-month period.  Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Warrant Registration Statement is effective or if as a result of a Suspension Event the Warrant Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the ION Holders agrees that (i) it will immediately discontinue offers and sales of the Sponsor Warrants under the Warrant Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the ION Holders receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena.  If so directed by the Company, the ION Holders will deliver to the Company or, in the ION Holders’s sole discretion destroy, all copies of the prospectus covering the Sponsor Warrants in the ION Holders’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Sponsor Warrants shall not apply (i) to the extent the ION Holders is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

4.          Lock-Up.

4.1          Lock-up. Subject to Section 4.2, (i) all Holders agree that they shall not Transfer any Lock-up Shares or any instruments exercisable or exchangeable for, or convertible into, such Lock-up Shares until the end of the Lock-up Period and (ii) the ION Holders agree that they shall not Transfer any Lock-up Warrants until the end of the Lock-up Warrants Period (collectively, (the “Lock-up”).

4.2          Permitted Transfers.  Notwithstanding the provisions set forth in Section 4.1, each Holder and its Permitted Transferees may Transfer the Lock-up Shares and Lock-up Warrants during the Lock-up Period (a) to (i) such Holder’s officers or directors, (ii) any affiliates or family members of such Holder’s officers or directors, (iii) any members or partners, shareholder or other equity holder of such Holder or their affiliates, or (iv) any affiliates of such Holder or any employees of any such affiliates; (b) in the case of an individual, (i) by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person or entity, (ii) to a charitable organization, (iii) by virtue of laws of descent and distribution upon death of the individual and (iv) pursuant to a qualified domestic relations order; (c) by virtue of such Holder’s certificate of incorporation or bylaws (or equivalent), as amended, upon dissolution of such Holder; (d) to any other Holder; (e) with the written consent of the Board or (f) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in all of the Company’s stockholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Closing Date; provided, however, that in the case of clauses (a) through (d) the Permitted Transferees must execute a Joinder Agreement.

5.          Miscellaneous.

5.1          Effectiveness; Termination of Previous Agreements.  This Agreement shall become effective as of the Closing and prior thereto shall be of no force or effect. If the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and be of no force or effect, and Previous Company Agreement shall remain in full force and effect in accordance with its terms with respect to the parties thereto. Effective as of the Closing, this Agreement shall supersede and replace in its entirety the terms and conditions of each Previous Agreement, which Previous Agreements shall be automatically terminated and canceled in their entirety and shall be null and void and of no further force or effect.

5.2          Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

5.3          Governing Law; Exclusive Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved solely and exclusively in the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware, and each of the parties hereby submits irrevocably to the jurisdiction of such court. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

5.4          Successors and Assigns; Assignment. Except as otherwise expressly limited herein (including Section 4.1), the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Except as expressly permitted under Section 2.11 above, none of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement, with the exception of (a) assignments and transfers between the Major Shareholders, as the case may be, and (b) assignments and transfers from a Shareholder to any other entity which controls, is controlled by, or is under common control with, such Shareholder, and as to any Shareholder which is a partnership, assignments and transfers to its partners and to affiliated partnerships managed by the same management company or managing general partner or by an entity which controls, is controlled by, or is under common control with, such management company or managing general partner,  (collectively “Permitted Transferees”). Notwithstanding the foregoing, (a) any Permitted Transferee shall, in connection with their purchase of Ordinary Shares, execute a Joinder Agreement to be entered into between the Company and such Permitted Transferee at the time of the applicable transfer, pursuant to which such Permitted Transferee shall be deemed to be a party to this Agreement, and (b) any other person owning or acquiring Registrable Securities of the Company may, at the Company’s request, execute a Joinder Agreement with the Company, pursuant to which such person shall be deemed to be a party to this Agreement. Unless otherwise noted in the applicable Joinder Agreement, each Permitted Transferee shall be deemed a Holder.

5.5          Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and supersede all prior agreement and understanding, both oral and written between parties with respect to the subject matter of this Agreement, including the Previous Agreement. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) with the written consent of the Company and the Major Shareholders holding a majority of the Registrable Securities provided that the consent of Fidelity shall be required for any amendment or waiver to Section 2.12 that is adverse to it; provided, further, that in the event any such amendment or waiver would be disproportionate and adverse to the rights or obligations of any ION Holder, the prior written consent of such ION Holder will also be required.

5.6          Termination.  This Agreement will automatically terminate upon the earlier to occur of (i) any acquisition of the Company, including by way of merger or consolidation, after the Business Combination, or (ii) the date as of which there shall be no Registrable Securities outstanding.

5.7          Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by electronic mail, hand or by messenger, addressed to such party’s address as set forth in the shareholders register maintained by the Company or at such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 5.7 shall be effective (i) if mailed, seven (7) Business Days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via email, upon transmission and electronic confirmation of receipt or, if transmitted and received on a non-Business Day, on the first Business Day following transmission and electronic confirmation of receipt.

5.8          Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

5.9          Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

5.10          Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

5.11          Aggregation of Shares. All Ordinary Shares held by affiliated entities or persons (and for the avoidance of doubt, the Ordinary Shares held by each of the entities set forth on Schedule 1 which are grouped under a titled group) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.12          No Third Party Beneficiaries. Except as expressly provided in this Agreement, this Agreement (including the documents and instruments referred to herein) is not intended to confer on any person other than the parties hereto any rights, remedies, obligations or liabilities hereunder.

5.13          Massachusetts Business Trust.  A copy of the Agreement and Declaration of Trust of Fidelity (as defined in Schedule 1) is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of Fidelity or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of Fidelity thereof individually, but are binding only upon Fidelity or any affiliate thereof and its assets and property.

5.14          Mutual Drafting.  This Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF the parties have signed this Investors Rights Agreement as the date first hereinabove set forth.

Taboola.com Ltd.

/s/ Eldad Maniv

Name:  Eldad Maniv

Title:  President & COO

[Signature Pages Continue]

Evergreen V-A, L.P

By: /s/ Evergreen V GP, LP

Name:  Evergreen V GP, LP

Title:  General Partner

Address: 4 Berkovich St.
Museum Building, 7th Floor
Tel-Aviv, P.O.B 33111, 6133002, Israel

Evergreen V, L.P

By: /s/ Evergreen V GP, LP

Name:  Evergreen V GP, LP

Title:  General Partner

Address: 4 Berkovich St.
Museum Building, 7th Floor
Tel-Aviv, P.O.B 33111, 6133002, Israel

Pitango Venture Capital Principals Fund VI, L.P.

By:/s/ Nechimia Jacob Peres

Name:  Nechimia Jacob Peres

Title:  Managing Director and Authorized Signatory

Address:  11 HaMenofim St. Bldg. B,
Herzliya, 46725 Israel

Pitango Venture Capital Principals Fund VI, L.P.

By:/s/ Zeev Binman

Name:  Zeev Binman

Managing Director and Authorized Signatory

Address:  11 HaMenofim St. Bldg. B,
Herzliya, 46725 Israel

Pitango Venture Capital Fund VI, L.P.

By:/s/ Nechimia Jacob Peres

Name:  Nechimia Jacob Peres

Title:  Managing Director and Authorized Signatory

Address:  11 HaMenofim St. Bldg. B,
Herzliya, 46725 Israel

Pitango Venture Capital Fund VI, L.P.

By:/s/ Zeev Binman

Name:  Zeev Binman

Managing Director and Authorized Signatory

Address:  11 HaMenofim St. Bldg. B,
Herzliya, 46725 Israel

Pitango Venture Capital Fund VI-A L.P

By:/s/ Nechimia Jacob Peres

Name:  Nechimia Jacob Peres

Title:  Managing Director and Authorized Signatory

Address:  11 HaMenofim St. Bldg. B,
Herzliya, 46725 Israel

Pitango Venture Capital Fund VI-A L.P

By:/s/ Zeev Binman

Name:  Zeev Binman

Managing Director and Authorized Signatory

Address: 11 HaMenofim St. Bldg. B,
Herzliya, 46725 Israel

Marker Follow-On Fund, LP

By: /s/ Richard Scanlon

Name:  Richard Scanlon

Title:  Authorized Signatory

Address: c/o Innovation Endeavors, 10 East
53rd Street, 14th Floor, New York, NY 10022,
USA

Marker II LP. Taboola Series E LP.

By: /s/ Richard Scanlon

Name:  Richard Scanlon

Title:  Authorized Signatory

Address: c/o Innovation Endeavors, 10 East
53rd Street, 14th Floor, New York, NY 10022,
USA

Marker TA Investments Ltd.

By: /s/ Richard Scanlon

Name:  Richard Scanlon

Title:  Authorized Signatory

Address: c/o Innovation Endeavors, 10 East
53rd Street, 14th Floor, New York, NY 10022,
USA

Marker Lantern II Ltd.

By: /s/ Richard Scanlon

Name:  Richard Scanlon

Title:  Authorized Signatory

Address: c/o Innovation Endeavors, 10 East
53rd Street, 14th Floor, New York, NY 10022,
USA

Shaka Trust

By:/s/ Zvi Kenigsbuch

Name:  Zvi Kenigsbuch

Title:  Trustee

Address:  Orly Tsioni, Yigal Arnon & Co., 1
Azrieli Center, Tel Aviv 6702101, Israel

Joey Low Family Partners LLC

By:/s/ Joseph Low

Name:  Joseph Low

Title:  Manager

Address:  5 Star Farm Road, Purchase New
York 10577, USA

Joey Low

By:/s/ Joseph Low

Name:  Joseph Low

Address:  5 Star Farm Road, Purchase New
York 10577, USA

Fidelity Securities Fund:
Fidelity OTC Portfolio

By: /s/ Chris Maher

Name:  Chris Maher

Title:  Authorized Signatory

Address:  The Northern Trust Company (Attn:
Trade Securities Processing C-1N), 333 South
Wabash Ave, 32nd Floor Chicago, Illinois
60604

Fidelity Mt. Vernon Street Trust:
Fidelity Growth Company Fund

By: /s/ Chris Maher

Name:  Chris Maher

Title:  Authorized Signatory

Address: BNY Mellon, PO Box 392002,
Pittsburgh PA 15230

Fidelity Securities Fund:
Fidelity Blue Chip Growth Fund

By: /s/ Chris Maher

Name:  Chris Maher

Title:  Authorized Signatory

Address:  M.Gardiner & Co, C/O JPMorgan
Chase Bank, N.A P.O. Box 35308 Newark, NJ
07101-8006

FIAM Target Date Blue Chip Growth
Commingled Pool By: Fidelity Institutional
Asset Management Trust Company as
Trustee (f/k/a Pyramis Lifecycle Blue Chip
Growth Commingled Pool)

By: /s/ Chris Maher

Name:  Chris Maher

Title:  Authorized Signatory

Address:  State Street Bank & Trust, PO Box
5756, Boston, MA 02206, USA

Fidelity Mt. Vernon Street Trust:
Fidelity Series Growth Company Fund

By: /s/ Chris Maher

Name:  Chris Maher

Title:  Authorized Signatory

Address:  Mag & Co. c/o Brown Brothers
Harriman & Co., Attn: Corporate Actions
/Vault, 140 Broadway, New York, NY 10005

Fidelity Securities Fund:
Fidelity Series Blue Chip Growth Fund

By: /s/ Chris Maher

Name:  Chris Maher

Title:  Authorized Signatory

Address:  State Street Bank & Trust, PO Box
Boston, Massachusetts 02206, Attn:
WAVECHART + CO fbo Fidelity Securities
Fund: Fidelity Series Blue Chip Growth Fund

Fidelity Growth Company Commingled Pool

By: /s/ Chris Maher

Name:  Chris Maher

Title:  Authorized Signatory

Address: Mag & Co. c/o Brown Brothers
Harriman & Co., Attn: Corporate Actions
/Vault, 140 Broadway, New York, NY 10005

IFA PE Fund II, LP

By:/s/ Sacha Lainovic

Name:  Sacha Lainovic

Title:  Managing Member of IFA PE GP II, LLC, its General Partner

Address: Invus Financial Advisors, LLC, 126
East 56th Street, 20th Floor, New York, NY
10022, USA

IFA PE Fund II US, LP

By:/s/ Sacha Lainovic

Name:  Sacha Lainovic

Title:  Managing Member of IFA PE GP II, LLC, its General Partner

Address:  Invus Financial Advisors, LLC, 126
East 56th Street, 20th Floor, New York, NY
10022, USA

DMG Media Investments Limited

By:/s/ Manuel Lopo de Carvalho

Name:  Manuel Lopo de Carvalho

Title:  Director

Address:  Northcliffe House, 2 Derry Street,
Kensington, London, United Kingdom

Adam Singolda

/s/ Adam Singolda

Address: 87 Oxford Drive, Tenafly NJ 07670, USA

Lior Golan

/s/ Lior Golan

Address:  6 Yosef Paamoni St., Tel Aviv, Israel

ION Holdings 1, LP

By:/s/ Anthony Reich

By its General Partner

ION Acquisition Corp GP Ltd.

Name:  Anthony Reich

Title:  Authorized Signatory

Address:  89 Medinat Hayehudim Street
Herzliya 4676672, Israel

ION Co-Investment LLC

By: /s/ Owen Littman

Name:  Owen Littman

Title:  Authorized Signatory

Address:  599 Lexington Avenue, 20th Floor
New York, New York 10022

Schedule 1

Major Shareholders

Evergreen Group:

Evergreen V-A, L.P.

Evergreen V, L.P

Marker Group:

Marker TA Investments Ltd.

Marker Lantern II Ltd.

WGI Group, LLC

Pitango Group

Pitango Venture Capital Principals Fund VI, L.P.

Pitango Venture Capital Fund VI, L.P.

Pitango Venture Capital Fund VI-A L.P

Trinity Group

Trinity Ventures IX, L.P.

Trinity IX Side-By-Side Fund, L.P.

Trinity IX Entrepreneurs’ Fund L.P.

Fidelity Group ("Fidelity"):

Fidelity Securities Fund: Fidelity OTC Portfolio

Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund

Fidelity Growth Company Commingled Pool

Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund

Fidelity Securities Fund: Fidelity Blue Chip Growth Fund

Pyramis Lifecycle Blue Chip Growth Commingled Pool

Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund

Invus Group

IFA PE Fund II US, LP

IFA PE Fund II, LP

Viola Ventures, III L.P.

Gemini Group:

Gemini Israel IV L.P.

Gemini Partners Investors IV L.P.

Gemini Israel IV (Annex Fund) L.P.

Gemini Partners Investors IV (Annex Fund) L.P.

Lightspeed Venture Partners VII, L.P.

Index Group:

Index Ventures Growth II (Jersey), L.P.

Index Ventures Growth II Parallel Entrepreneur Fund (Jersey), L.P.

Yucca (Jersey) SLP

Gruner + Jahr GmbH

Harbourvest Group:

Harbourvest Partners IX-Venture Fund L.P.

Harbourvest/ Nystrs Co-invest Fund L.P.

Susquehanna Growth Equity Fund IV, LLLP

Vintage Group

Vintage Investment Partners V (Cayman), L.P.

Vintage Investment Partners V (Israel), L.P.

Vintage Investment Partners VI (Cayman), L.P.

Vintage Investment Partners VI (Israel), L.P.

ION Holdings 1, LP

Exhibit A

Form of Joinder Agreement

[Date]

Reference is hereby made to the Amended and Restated Investors’ Rights Agreement, dated [____], 2021 (the “IRA”), by and between Taboola.com Ltd, a limited liability by shares company incorporated under the laws of the State of Israel, the number of which is 513870683 (the “Company”), and the Shareholders named therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the IRA.

Pursuant to Section 5.3 of the IRA, each of the undersigned hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it shall be deemed to be a party to the IRA as if it were an original signatory thereto and hereby expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities of a party thereto as the case may be, under the IRA. All references in the IRA to the “Shareholders”, “Holders” or “Major Shareholders”, as the case may be, shall hereafter include each of the undersigned and their respective successors, as applicable.

Each of the undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as the Company, the Shareholders or any undersigned party may reasonably require to effect the purpose of this Joinder Agreement.

This Joinder Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Joinder Agreement shall be resolved solely and exclusively in the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware, and each of the parties hereby submits irrevocably to the jurisdiction of such court. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS JOINDER AGREEMENT.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date herein above set forth.

The Company:

Taboola.com Ltd.

By:	By:	[ ]

Title:	Title:	[ ]

Address

[Permitted Transferees]:

__________________________

[          ]

By:_________________

Exhibit B

FORM OF IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

As of _________, ____

[Insert Name of Transfer Agent]
[Address]
[Address]

Attn:  _________________

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Investors’ Rights Agreement, dated as of _____________, ___ (the “Agreement”), by and among Taboola.com Ltd., a limited liability by shares Israeli company, the number of which is 513870683 (the “Company”), and the shareholders named on the signature pages thereto (collectively, and including permitted transferees, the “Holders”).

This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time and the conditions set forth in this letter are satisfied), subject to any stop transfer instructions that we may issue to you from time to time, if any, to issue certificates representing shares of Common Stock upon transfer or resale of the Ordinary Shares (as defined in the Agreement).

You acknowledge and agree that so long as you have received written confirmation from the Company’s legal counsel that either (1) the Ordinary Shares have been sold in conformity with Rule 144 under the Securities Act (“Rule 144”) or (2) the Ordinary Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions within two (2) trading days of your receipt of a notice of transfer or Ordinary Shares, you shall issue the certificates representing the Ordinary Shares registered in the names of such Holders or transferees, as the case may be, and such certificates shall not bear any legend restricting transfer of the Ordinary Shares thereby and should not be subject to any stop-transfer restriction

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Agreement and, accordingly, each Holder is a third party beneficiary to these instructions.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.

Very truly yours,

TABOOLA.COM LTD.

By:
Name:
Title:

Acknowledged and Agreed:

[INSERT NAME OF TRANSFER AGENT]

By:
Name:
Title:

Date:  _________________, ______